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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                           BLOCK FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                   52-1781495
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

            4435 Main Street, Suite 500, Kansas City, Missouri    64111
               (Address of principal executive offices)        (Zip Code)

                                H & R BLOCK, INC.
             (Exact name of registrant as specified in its charter)

                   Missouri                            44-0607856
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                  4400 Main Street, Kansas City, Missouri     64111
               (Address of principal executive offices)    (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class         Name of each exchange on which
          to be so registered         each class is to be registered

        6 3/4% Senior Notes due 2004     New York Stock Exchange

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Information Instruction A(c)(1), please check the following box. /X/

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Information A
          (c)(2), please check the following box. / /

          Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
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Item 1.  Description of Registrant's Securities to be Registered.

         The material set forth in the section captioned "Description of the Notes" in the Registrant's Amendment No. 4 to Form S-3 Registration Statement (Registration No. 333-33655), filed with the Securities and Exchange Commission on October 8, 1997, is incorporated herein by reference.

Item 2.  Exhibits

         Pursuant to Instruction II to "Instructions as to Exhibits" of Form 8-A, no exhibits are filed with or incorporated by reference in this registration statement. Copies of the exhibits described in subparagraphs 1, 2, 4 and 5 of such Instruction are being delivered to the New York Stock Exchange, Inc. with this registration statement (as a wholly-owned subsidiary of H & R Block, Inc., the Registrant does not prepare the materials called for in paragraphs 3 and 6 of such Instruction).

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 22nd day of October, 1997.

BLOCK FINANCIAL CORPORATION

By:      /s/ Frank L. Salizzoni
         ------------------------------
         Frank L. Salizzoni, President

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 22nd day of October, 1997.

H & R BLOCK, INC.

By:      /s/ Frank L. Salizzoni
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         Frank L. Salizzoni, President and
         Chief Executive Officer